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EXHIBIT 10.27

                           ABM INDUSTRIES INCORPORATED

                  NON-EMPLOYEE DIRECTOR RETIREMENT BENEFIT AGREEMENT

     THIS AGREEMENT is entered into this ______ day of ____________, ____ by and between ABM INDUSTRIES INCORPORATED ("ABM") and __________________("Non-Employee Director"), as follows:

1a. Early Retirement. At any time during Non-Employee Director's term of office, upon or after completing at least five years of service as a Non-Employee Director and upon or after attaining the age of sixty-two years (but before attaining the age of seventy-two years) Non-Employee Director may, but shall not be required to, retire from membership on the Board of Directors of ABM ("Board").

1b. Senior Retirement. At any time during Non-Employee Director's term of office, upon or after attaining the age of seventy-two years, Non-Employee Director may, but shall not be required to, retire from membership on the Board of Directors of ABM ("Board").

2. Any Non-Employee Director who elects either Early Retirement or Senior Retirement shall have the title "Director Emeritus" and shall receive the retirement benefits provided below.

3.    Director Emeritus shall be entitled to compensation as follows:

      a. Upon Early or Senior Retirement, ABM shall pay to Director Emeritus the monthly retainer ("Monthly Retainer") received by Non-Employee Director prior to retirement, which amount shall be reduced on a pro-rata basis for fewer than ten years of service (i.e. eight years of prior service as a Non-Employee Director entitles Director Emeritus to eighty per cent of the full benefit) and such payments shall continue until the earlier of: (i) a period of ten years after the Non-Employee Director's retirement or (ii) the death of Director Emeritus.

      b. A Non-Employee Director under age seventy-two who retires with fewer than five years service as a Non-Employee Director shall not be entitled to any retirement benefit.

4. Any Director Emeritus, upon or after attaining the age of seventy-two years, may elect in writing to receive a lump sum payment of the total or balance, as applicable, of the Monthly Retainer on a present value basis using an annual discount rate of eight per cent.

5. Upon invitation by the Board, a Director Emeritus will be welcome to attend Board meetings and other Board activities, however a Director Emeritus shall not be entitled to payment of any fees or expenses by ABM in connection with such attendance.

      NON-EMPLOYEE DIRECTOR               ABM INDUSTRIES INCORPORATED



      ______________________________      BY _______________________________